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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  JULY 6, 2001

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                Date of Report (Date of earliest event reported)

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                                  ROWECOM INC.

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             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                 0-21379                      043370008
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(State or Other Jurisdiction      (Commission                  (IRS Employer
       of Incorporation)          File Number)              Identification No.)

                      15 SOUTHWEST PARK, WESTWOOD, MA 02090
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               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 588-2800
               Registrant's telephone number, including area code

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            ---------------------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)


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Item 5.  OTHER ITEMS.

         On July 9, 2001, RoweCom issued a press release announcing that it has entered into an Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, with divine, inc., pursuant to which Knowledge Resources Acquisition Corp., a direct, wholly-owned subsidiary of divine, will be merged with and into RoweCom. Following the merger with divine, RoweCom will be a wholly-owned subsidiary of divine.

         Upon consummation of the merger with divine, each of the approximately
12.5 million outstanding shares of RoweCom common stock will be converted into the right to receive 0.75 shares of divine class A common stock (the "RoweCom Exchange Ratio"). Each outstanding option to purchase shares of RoweCom common stock that was granted under any RoweCom stock incentive plan, other than RoweCom's 1999 Non-Employee Director Plan (the "Director Plan"), that has an exercise price that, when divided by the RoweCom Exchange Ratio, is less than or equal to the closing price of divine class A common stock on the day prior to the consummation of the divine merger will become exercisable at the adjusted exercise price for a number of shares of divine class A common stock equal to the number of shares of RoweCom common stock subject to the option multiplied by the RoweCom Exchange Ratio. All other RoweCom stock options that were granted under RoweCom's 1998 Stock Incentive Plan will be cancelled if not exercised within 10 days from the date of the notice informing the option holders of the consummation of the divine merger. In addition, RoweCom has agreed to use its commercially reasonable efforts to terminate all other RoweCom stock options that are not "in-the-money" granted under its other stock incentive plans, including the Director Plan. As of July 6, 2001, there were options to purchase a total of approximately 2.4 million shares of RoweCom common stock under RoweCom stock incentive plans, other than the Director Plan, with exercise prices ranging from $0.72 to $50.13 per share.

         Each of the outstanding warrants to purchase a total of approximately
1.4 million shares of RoweCom common stock will become exercisable at a per share exercise price equal to the exercise price of the warrant divided by the RoweCom Exchange Ratio for a number of shares of divine class A common stock equal to the number of shares of RoweCom common stock subject to the warrant multiplied by the RoweCom Exchange Ratio, unless the terms of the warrant provide otherwise.

         Consummation of the divine merger is subject to a number of conditions, including (1) approval of the divine merger by the stockholders of RoweCom and
(2) RoweCom and its subsidiaries satisfying certain financing conditions. The divine Merger Agreement may be terminated under certain circumstances, including by divine if RoweCom has not obtained certain financing by December 31, 2001 and divine pays RoweCom a $1,200,000 termination fee and reimburses RoweCom for up to $250,000 of expenses. Under certain circumstances, termination of the divine Merger Agreement will require RoweCom to pay divine a $800,000 termination fee.

         For information regarding the terms and conditions of the divine merger, including the consideration to be issued to RoweCom's stockholders, reference is made to the divine Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the Rowecom Press Release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.


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Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

EXHIBIT NO.          DESCRIPTION

2.1 Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, by and among the Registrant, divine, inc. and Knowledge Resources Acquisition Corp., a wholly-owned subsidiary of divine (exhibits and schedules omitted).

99.1 Press Release of the Registrant dated July 9, 2001 announcing the signing of the Agreement and Plan of Merger and Reorganization (incorporated by reference to the Registrant's Rule 425 filing, dated July 9, 2001 (file No. 000-25163)).

99.2 Agreement, dated July 12, 2001, by the Registrant to furnish to the SEC, upon request, copies of omitted schedules.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2001                 ROWECOM INC.

                                    By: /s/Rodney Smith
                                        ---------------------------------
                                        Rodney Smith
                                        Authorized Officer, Chief Financial
                                        Officer and Treasurer
                                        (Principal Financial and
                                        Accounting Officer)


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                                  EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION

2.1 Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, by and among the Registrant, divine, inc. and Knowledge Resources Acquisition Corp., a wholly-owned subsidiary of divine (exhibits and schedules omitted).

99.1 Press Release of the Registrant dated July 9, 2001 announcing the signing of the Agreement and Plan of Merger and Reorganization (incorporated by reference to the Registrant's Rule 425 filing, dated July 9, 2001 (file No. 000-25163)).

99.2 Agreement, dated July 12, 2001, by the Registrant to furnish to the SEC, upon request, copies of omitted schedules.